CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 40 to the Registration Statement on Form N-1A of INVESCO Bond Funds, Inc.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
August 23, 1999